UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2016

VAALCO Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32167	76-0274813
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9800 Richmond Avenue, Suite 700 Houston, Texas		77042
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 623-0801

Not Applicable

(Former Name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01Other Events.

On March 2, 2016, VAALCO Energy, Inc. (the “Company”) issued a press release announcing that the borrowing base under its revolving credit facility was set at $20.1 million effective December 31, 2015. The redetermination was a result of the regular semi-annual review conducted by the International Finance Corporation (the “IFC”), the lender under the facility. All covenants under the facility remain unchanged.

The borrowing base is supported solely by the Company's Etame Marin producing assets in Gabon.  The next scheduled redetermination date is at June 30, 2016.  Currently, the Company has $15 million drawn under this facility which was also the amount drawn at December 31, 2015.  The IFC communicated to the Company that if VAALCO were to seek additional drawdowns before the next redetermination, the IFC could elect, under the terms of the loan agreement, to conduct an interim redetermination which it believes would result in a borrowing base of less than $20.1 million due to commodity prices being lower than they were at December 31, 2015.

A copy of the press release issued by the Company is filed herewith as Exhibit 99.1 and is incorporated herein by reference in its entirety.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits.

Exhibit Number	Description
99.1	Press Release of VAALCO Energy, Inc. dated March 2, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAALCO Energy, Inc.
(Registrant)

Date: March 4, 2016	By:	/s/ Eric J. Christ
Eric J. Christ Vice President, General Counsel and Corporate Secretary

Exhibit Index

4
Exhibit Number	Description
99.1	Press Release of VAALCO Energy, Inc. dated March 2, 2016